Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 24, 2025, is made by and among LYELL IMMUNOPHARMA, INC., a Delaware corporation (the “Company”), and the Purchasers listed on Exhibit A hereto, together with their permitted transferees (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

B. The Purchasers desire to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, the securities described herein.

C. The capitalized (and in certain cases, uncapitalized) terms used herein and not otherwise defined have the meanings given to them in Article 7.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

1.1 Initial Closing.

(a) Purchase and Sale of Securities. At the initial closing of the transaction contemplated by this Agreement (the “Initial Closing”), the Company will sell and issue to each Purchaser, and each Purchaser will, severally and not jointly, purchase from the Company, the number of shares of Common Stock (“Shares”) set forth opposite such Purchaser’s name on Exhibit A hereto under the heading “Initial Closing Shares Subscription Amount” at a price per Share equal to $13.32.

(b) Payment and Issuance. At the Initial Closing, each Purchaser will pay to an account designated by the Company, by wire transfer of immediately available funds, the dollar amount set forth opposite its name on Exhibit A hereto under the heading “Initial Closing Aggregate Purchase Price”. Subject to receipt of the foregoing payment, the Company will (i) instruct the Transfer Agent to credit each Purchaser the number of Shares set forth opposite its name on Exhibit A hereto under the heading “Initial Closing Shares Subscription Amount”, and (ii) as promptly as practical, deliver, or cause the Transfer Agent to deliver, written evidence of the issuance to the Purchaser of such Shares on and as of the Initial Closing Date. If the Initial Closing has not occurred for any reason on or prior to three Business Days after the date hereof, the Company shall promptly (but not later than one Business Day thereafter) return the subscription amount to each Purchaser by wire transfer of immediately available funds in an account specified by such Purchaser, and any book entries for the Shares shall be deemed canceled; provided that, unless this Agreement has been terminated pursuant to Section 8.15 hereof, such return of funds shall not terminate this Agreement or relieve such Purchaser of its obligations to purchase, or of the Company of its obligations to issue and sell, the Shares at the Initial Closing.

(c) Initial Closing Date. The Initial Closing will be held remotely via the exchange of documents and signatures and will take place as soon as reasonably practicable after the date hereof but no later than July 25, 2025 or at such later time as agreed upon by the Company and the Purchasers subscribing for a majority of the Shares to be sold and issued at the Initial Closing (the date on which the Initial Closing actually occurs, the “Initial Closing Date”).

1.2 Milestone Closing.

(a) Purchase and Sale of Securities. Upon the achievement of Milestone Event, subject to the termination provisions set forth in Section 1.2(d) below, the Company shall, within two Business Days thereafter, provide written notice to the Purchasers of such achievement (the “Milestone Event Notice” and the date the Milestone Event Notice is delivered, the “Milestone Event Notice Date”), whereupon, for a period of 30 days beginning on the Milestone Event Notice Date the Company shall have the right, but not the obligation (the “Milestone Closing Put Right”), by written notice to all Purchasers (the “Milestone Closing Put Right Notice”), to require each Purchaser, severally and not jointly, to purchase from the Company the number of Shares equal to (x) the dollar amount set forth opposite such Purchaser’s name on Exhibit A hereto under the heading “Milestone Closing Subscription Amount” divided by (y) a price per Share equal to the Milestone Closing Purchase Price, rounded down to the nearest whole Share, at a milestone closing under this Agreement (the “Milestone Closing”); provided, however, in the event the number of Shares to be purchased by a Purchaser at the Milestone Closing would otherwise result in such Purchaser, together with its Attribution Parties, beneficially owning in excess of 19.99% (or at the Purchaser’s election, 9.99%) of the outstanding Common Stock immediately after the Milestone Closing (the “Beneficial Ownership Limitation”), then (i) the number of Shares otherwise issuable to such Purchaser at the Milestone Closing will be reduced by the minimum number of Shares (such number, the “Milestone Overage Number”) that would result in such Purchaser beneficially owning, together with its Attribution Parties, no more than the Beneficial Ownership Limitation of the outstanding Common Stock immediately after the Milestone Closing, and (ii) in lieu of purchasing the number of Shares equal to such Purchaser’s Milestone Overage Number, such Purchaser shall purchase Pre-Funded Warrants in substantially the form attached hereto as Exhibit B (“Pre-Funded Warrants”) exercisable for a number of shares of Common Stock equal to its Milestone Overage Number. In the event the Company exercises the Milestone Closing Put Right, each Purchaser participating in the Milestone Closing shall provide such information to the Company as may be reasonably requested in order to determine the number of shares of Common Stock beneficially owned by such Purchaser; and provided further, however, in the event the Milestone Closing Purchase Price becomes the second price per Share listed in the definition of Milestone Closing Purchase Price by operation of the proviso therein, the Company may rescind the Milestone Closing Put Right Notice before the completion of the Milestone Closing and neither the Company nor the Purchasers will have any obligation to sell or purchase Shares or Pre-Funded Warrants at the Milestone Closing that would otherwise be held pursuant to such Milestone Closing Put Right Notice prior to its rescission. The Shares and Pre-Funded Warrants, if any, to be issued in the Milestone Closing are collectively referred to herein as the “Milestone Securities”.

(b) Payment and Issuance. At the Milestone Closing, each Purchaser will pay to an account designated by the Company, by wire transfer of immediately available funds, the amount set forth opposite its name on Exhibit A hereto under the heading “Milestone Closing Subscription Amount” less, if applicable, the product of (x) $0.0001 multiplied by (y) such Purchaser’s Milestone Overage Number. Subject to receipt of the foregoing payment, the Company will (i) instruct the Transfer Agent to credit each Purchaser the number of Shares purchased by the Purchaser pursuant to Section 1.2 hereof, (ii) as promptly as practical, deliver, or cause the Transfer Agent to deliver, written evidence of the issuance to the Purchaser of such Shares on and as of the Milestone Closing Date, and (iii) if applicable, deliver to such Purchaser the Pre-Funded Warrants purchased by such Purchaser at the Milestone Closing.

(c) Milestone Closing Date. The Milestone Closing will take place on the fifth Business Day after the Company delivers the Milestone Closing Put Right Notice to all Purchasers (the “Milestone Closing Date”), or on such later date as the Company and the Purchasers purchasing a majority of the Milestone Securities so agree.

(d) Termination of Milestone Closing Put Right. The Milestone Closing Put Right shall automatically terminate upon the earlier of (i) separately as to each Purchaser, upon the delivery of an Investor Call Right Closing Notice by such Purchaser; provided that the Investor Call Closing subsequently occurs by the applicable Investor Call Closing Date and (ii) the date the Company completes a bona fide equity financing with the primary purpose of capital raising pursuant to which the Company issues Common Stock or securities convertible into Common Stock on terms that are more favorable than the terms of the Investor Call Right Closing including, but not limited, to a lower purchase price, a higher warrant coverage percentage, a lower warrant exercise price, a longer warrant exercise period, more favorable anti-dilution protections, preferential liquidation rights, more advantageous registration rights, or the inclusion of additional incentives such as dividend preferences or equity sweeteners; provided that this clause (ii) shall not apply to sales of Common Stock or shares convertible into Common Stock issued (x) in connection with a licensing, collaboration, co-development or commercialization agreement or other similar agreement or (y) in “at the market offerings” pursuant to that certain Sales Agreement, dated February 28, 2024, by and between the Company and Cowen and Company, LLC, as may be amended, or other similar agreement, provided, further, that the exception in this clause (ii)(y) shall not apply to sales pursuant to a block trade or other privately negotiated transaction.

1.3 Investor Call Closing.

(a) Purchase and Sale of Securities. Until the later of (i) the 12 month anniversary of the Initial Closing and (ii) 40 days following the Milestone Event Notice Date, if any, each Purchaser, severally and not jointly, shall have the right, but not the obligation (the “Investor Call Right”), by written notice to the Company (an “Investor Call Right Closing Notice”), to require the Company to sell to such Purchaser the number of Shares equal to (x) the dollar amount set forth opposite such Purchaser’s name on Exhibit A hereto under the heading “Investor Call Subscription Amount” divided by (y) a price per Share equal to $30.73 (subject to appropriate, proportional adjustment for any stock splits or combinations of the Common Stock occurring after the date of this Agreement), rounded down to the nearest whole Share, at an investor call closing under this Agreement (each, an “Investor Call Closing”); provided, however, in the event the number of Shares to be purchased by a Purchaser at the Investor Call Closing would otherwise result in such Purchaser, together with its Attribution Parties, beneficially owning in excess of the Beneficial Ownership Limitation, then (i) the number of Shares otherwise issuable to such Purchaser at the Investor Call Closing will be reduced by the minimum number of Shares (such number, the “Investor Call Overage Number”) that would result in such Purchaser beneficially owning, together with its Attribution Parties, no more than the Beneficial Ownership Limitation of the outstanding Common Stock immediately after the Investor Call Closing, and (ii) in lieu of purchasing the number of Shares equal to such Purchaser’s Investor Call Overage Number, such Purchaser shall purchase Pre-Funded Warrants exercisable for a number of shares of Common Stock equal to its Investor Call Overage Number. In the event a Purchaser exercises its Investor Call Right, each Purchaser participating in the Investor Call Closing shall provide such information to the Company as may be reasonably requested in order to determine the number of shares of Common Stock beneficially owned by such Purchaser. The Shares and Pre-Funded Warrants, if any, to be issued in the Investor Call Closing are collectively referred to herein as the “Investor Call Closing Securities”.

(b) Payment and Issuance. At each Investor Call Closing, each Purchaser participating in such Investor Call Closing will pay to an account designated by the Company, by wire transfer of immediately available funds, the amount set forth opposite its name on Exhibit A hereto under the heading “Investor Call Subscription Amount” less, if applicable, the product of (x) $0.0001 multiplied by (y) such Purchaser’s Investor Call Overage Number. Subject to receipt of the foregoing payment, the Company will (i) instruct the Transfer Agent to credit each such Purchaser the number of Shares purchased by the Purchaser pursuant to Section 1.3 hereof, (ii) as promptly as practical, deliver, or cause the Transfer Agent to deliver, written evidence of the issuance to the Purchaser of such Shares on and as of the Investor Call Closing Date, and (iii) if applicable, deliver to such Purchaser the Pre-Funded Warrants purchased by such Purchaser at the Investor Call Closing.

(c) Investor Call Closing Date. Each Investor Call Closing will take place on the fifth Business Day following the delivery to the Company of an Investor Call Right Closing Notice from such Purchaser exercising its Investor Call Right (the date on which such Investor Call Closing occurs, the “Investor Call Closing Date”), or on such other date as the Company and such Purchaser of the Investor Call Closing Securities so agree.

(d) Termination of Investor Call Closing Right. The Investor Call Right shall automatically terminate upon the delivery of a Milestone Closing Put Right Notice, provided that the Milestone Closing subsequently occurs by the Milestone Closing Date.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers as of the date of this Agreement and as of each Closing that:

2.1 Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the reports, schedules, forms, statements and other documents required to be filed by it with the SEC, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, the “SEC Documents”) and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company owns, directly or through subsidiaries, all of the issued outstanding equity securities of each of its subsidiaries. Each of the Company’s subsidiaries has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has full corporate or other power and authority necessary to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

2.2 Authorization of Capital Stock. As of the date of this Agreement, the authorized capital stock of the Company consists of 500,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, $0.0001 par value per share. As of June 30, 2025, 14,830,868 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. The outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of the preemptive or similar rights of any security holder of the Company.

2.3 Authorization of Securities. The Shares, Pre-Funded Warrants and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Warrant Shares” and together with the Shares and the Pre-Funded Warrants, the “Securities”) have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement (or in accordance with the Pre-Funded Warrants, with respect to the Warrant Shares), will be validly issued, fully paid and non-assessable, and the issuance of such Securities will not be subject to any preemptive or similar rights of stockholders of the Company or any other Person or any liens or encumbrances, other than liens or encumbrancers imposed by the Purchaser thereof or encumbrances under applicable securities laws.

2.4 Private Placement. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article 3 hereof, the issuance of the Securities are exempt from registration under the Securities Act.

2.5 Authorization and Execution of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.6 Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, notes, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.7 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations of the SEC thereunder, state securities or blue sky laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or Nasdaq.

2.8 No Material Adverse Effect. Except as otherwise disclosed in the SEC Documents filed or furnished at least one Business Day prior to the date hereof for the Initial Closing or at least one Business Day prior to the date of the applicable Closing for any Closing after the Initial Closing, subsequent to the respective dates as of which information is given in the SEC Documents: (a) the Company and its subsidiaries (considered as one entity) has not sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (b) there has not been any change in the capital stock or increase in short-term or long-term debt of the Company, other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or settlement of outstanding options, warrants or restricted stock units as described in the SEC Documents, (c) there has not occurred any legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company is a party or to which any of the properties of the Company is subject, except where such proceedings would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (d) there has not occurred any Material Adverse Effect, or any development that would result, or would reasonably be expected to result, in a prospective Material Adverse Effect.

2.9 Absence of Material Proceedings. There are no legal or governmental proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries, is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings accurately described in all material respects in the SEC Documents or proceedings that would not have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

2.10 Investment Company Act of 1940. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described herein will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

2.11 Registration Rights. Except as described in the SEC Documents, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares and Warrant Shares registered pursuant to a Registration Statement other than rights that have been validly waived.

2.12 Title to Real and Personal Property. Except as set forth in the SEC Documents, the Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

2.13 Possession of Intellectual Property. The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets, domain names, technology, know-how and other intellectual property described in the SEC Documents as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted, and to the knowledge of the Company, the Company and its subsidiaries own, or have obtained, valid or enforceable licenses for, such intellectual property necessary for the conduct of their respective businesses as currently proposed to be conducted, each as described in the SEC Documents (collectively, “Intellectual Property”). To the knowledge of the Company, there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors or licensees with respect to Intellectual Property that is disclosed in the SEC Documents as licensed to the Company or any of its subsidiaries, and the Company and each of its subsidiaries have taken all reasonable steps necessary to secure assignments to their respective title, rights and interests in the Intellectual Property from their respective employees, consultants, agents and contractors. To the knowledge of the Company, no third party has infringed, misappropriated, diluted or otherwise violated, or is infringing, misappropriating, diluting or otherwise violating, any Intellectual Property. To the knowledge of the Company, neither the Company nor any of its subsidiaries is infringing, misappropriating, diluting or otherwise violating, or has infringed, misappropriated, diluted or otherwise violated, any intellectual property rights of third parties. Except as described in the SEC Documents, the Company and each of its subsidiaries is either the sole owner or the co-owner of the Intellectual Property owned by it and has the valid and enforceable right to use such Intellectual Property without the obligation to obtain consent to sublicense and without a duty of accounting to any co-owner, as applicable. Except as described in the SEC Documents, neither the Company nor any of its subsidiaries is obligated to pay a material royalty, grant a license or option, or provide other material consideration to any third party in connection with the Intellectual Property of the Company or its subsidiaries. All employees, consultants, agents and contractors engaged in the development of Intellectual Property on behalf of the Company and its subsidiaries have executed appropriate invention assignment agreements whereby such employees, consultants, agents and contractors presently assign all of their right, title and interest in and to such Intellectual Property to the Company, and to the Company’s knowledge, no such agreement has been breached or violated. To the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or such subsidiary. The Company and its subsidiaries have taken reasonable efforts in accordance with standard industry practice to maintain the confidentiality of all trade secrets and other confidential information of the Company and its subsidiaries. To the Company’s knowledge, all trade secrets, confidential information and know-how developed by and belonging to the Company and its subsidiaries for which it has not sought, and does not intend to seek, to patent or otherwise protect pursuant to applicable intellectual property laws has been kept confidential or disclosed only under obligations of confidentiality. There is no pending or, to the Company’s knowledge, threatened in writing action, suit, proceeding or claim by others: (A) challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that either the Company or any of its subsidiaries infringes, misappropriates, dilutes or otherwise violates, or would, upon the manufacturing or commercialization of any product or service described in the SEC Documents as under development, infringe, misappropriate, dilute or otherwise violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and each of its subsidiaries have materially complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such subsidiary, and all such agreements are in full force and effect. The product candidates described in the SEC Documents as under development by the Company and any of its subsidiaries fall within the scope of the claims of one or more patents or patent applications owned by, or licensed to, the Company or any of its subsidiaries. Except as described in the SEC Documents, no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property that is owned or purported to be owned by the Company or any of its subsidiaries that would confer any governmental agency or body, university, college, other educational institution or research center any claim or right of ownership to any such Intellectual Property.

2.14 Insurance. The Company and its subsidiaries maintain insurance by insurers of recognized financial responsibility in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged; the Company and its subsidiaries have not been refused any coverage sought or applied for; and the Company and its subsidiaries do not have any reason to believe that they will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

2.15 Licenses and Permits. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, other than those the failure to possess or own would not result in a Material Adverse Effect, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

2.16 Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law). Except as otherwise disclosed in the SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

2.17 Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as set forth in the SEC Documents, such disclosure controls and procedures are effective at a reasonable assurance level.

2.18 Independent Accountants. Ernst & Young LLP, who have certified the financial statements and supporting schedules of the Company that are included in the SEC Documents and which will be included as a part of the Registration Statement, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations of the SEC thereunder.

2.19 SEC Documents. The Company has timely filed the SEC Documents required to be filed by it with the SEC since January 1, 2024, pursuant to the reporting requirements of the Exchange Act. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the staff of the SEC with respect to any of the SEC Documents.

2.20 Financial Statements. The financial statements included in the SEC Documents, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly and in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the SEC Documents present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the SEC Documents under the Securities Act or the rules and regulations promulgated thereunder. All disclosures contained in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

2.21 Tax Liabilities and Reserves. Other than as set forth in the SEC Documents, any tax returns required to be filed by the Company in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from the Company have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a Material Adverse Effect. There is no proposed tax deficiency, assessment, charge or levy against the Company, as to which a reserve would be required to be established under U.S. GAAP, that has not been so reserved or that should be disclosed in the SEC Documents that has not been so disclosed, except for any such deficiency, assessment, charge or levy which, individually or in the aggregate, would not have a Material Adverse Effect.

2.22 Related Party Transactions. Except for the transactions contemplated by this Agreement, there are no material related-party transactions involving the Company or its subsidiaries or any other person required to be described in the SEC Documents which have not been described in such documents as required by applicable laws and regulatory rules.

2.23 Commission Agreements. The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with any transaction contemplated by this Agreement whose commissions and fees will be paid by the Company.

2.24 Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws.

2.25 Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.26 OFAC. Neither the Company nor any of its subsidiaries, nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is knowingly engaged in, or has, at any time since April 24, 2019, knowingly engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions.

2.27 Preclinical Development and Clinical Trials. The studies, tests, preclinical development and clinical trials, if any, conducted by or on behalf of the Company are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable laws and regulations, including the Federal Food, Drug, and Cosmetic Act and 21 C.F.R. parts 50, 54, 56, 58 and 312. The Company has not received any notices or correspondence from the FDA or any other governmental entity or any institutional review board or comparable authority requiring the termination, suspension or material modification of any ongoing studies, tests, preclinical development or clinical trials conducted by or on behalf of the Company. The descriptions of the studies, tests, preclinical development and clinical trials contained in the SEC Documents are accurate in all material respects; to the knowledge of the Company, there are no other preclinical studies and clinical trials, the results of which are inconsistent with or would call into question the results described in the SEC Documents in any material respect.

2.28 FDA Regulation: The Company is and has been in material compliance with all applicable laws administered or issued by the FDA or any similar governmental entity, including the Federal Food, Drug, and Cosmetic Act and all other applicable laws regarding developing, testing, manufacturing, complaint handling, adverse event reporting, marketing, distributing or promoting the products of the Company.

2.29 Export and Import Laws. Each of the Company and the subsidiaries, and, to the Company’s knowledge, each of their affiliates and any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company has acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of the subsidiaries and any Governmental Authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

2.30 Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security laws and regulations, including without limitation, as applicable, HIPAA, as amended by HITECH (collectively, “Privacy Laws”). To ensure compliance with the Privacy Laws, contractual obligations, industry standards, and any other legal obligations, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their publicly posted policies relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”) as applicable. “Personal Data” means all personal, personally identifiable data, including (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. The Company and its subsidiaries have made all disclosures to users or customers required by Privacy Laws and has provided accurate notice of its publicly posted Policies then in effect to its customers, employees, third party vendors and representatives as required by Privacy Laws, except where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Effect. None of such disclosures made or contained in any of the Policies have been materially inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of violation of any Privacy Laws or Policies. The Company further certifies that neither it nor any subsidiary: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential material violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such violation; (ii) is currently the subject of any investigation or action by a government entity relating to violations of Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

2.31 IT Systems. Except as would not result in a Material Adverse Effect, (A) the Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, (B) to the knowledge of the Company are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (C) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all Personal Data) used in connection with their businesses, and (D) there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries have complied with and are presently in compliance with Privacy Laws and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company has implemented reasonable backup disaster recovery technology consistent with industry standards and practice.

2.32 Absence of Labor Dispute. No labor dispute with employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers except in each case as would not reasonably be expected to result in a Material Adverse Effect. The Company is not party to any collective bargaining agreement.

2.33 Use of Proceeds. The Company shall use the net proceeds of the sale of the Securities hereunder for general corporate purposes, which may include non-clinical and clinical development activities for its product candidates.

2.34 Company Stock Plans. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended, so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, including the rules of Nasdaq and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the SEC in accordance with the Exchange Act and all other applicable laws.

2.35 Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.36 No Manipulation of Stock. The Company has not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Securities.

2.37 No Additional Agreements. The Company has not entered into any other purchase agreement with any other Person on or around the date hereof, or any other agreement in connection with any Person’s direct or indirect equity investment in the Company that includes terms and conditions that are materially more advantageous to such Person than to any Purchaser hereunder.

2.38 Never a Shell Company. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

2.39 The Nasdaq Global Select Market. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act. The Common Stock is listed on the Nasdaq Global Select Market and there are no proceedings pending, or to the Company’s knowledge, threatened against the Company to revoke or suspend such listing. Except as otherwise disclosed in the SEC Documents, the Company is in material compliance with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements.

2.40 No Integrated Offering. Neither the Company nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration for the issuance of the Securities under the Securities Act.

2.41 Form S-3 Eligibility. As of the date of this Agreement and the Initial Closing Date, the Company meets the registration and transaction requirements for use of Form S-3 for the registration of the resale of the Shares and the Warrant Shares.

2.42 No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company, any Company Covered Person (as defined below), except for a Disqualification Event to which Rule 506(d)(2) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

2.43 Not a TID U.S. Business. None of the Company or any of its subsidiaries is a “TID U.S. business” as such term is defined as 31 C.F.R. § 800.248.

ARTICLE 3

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company, severally and not jointly, that as of each Closing in which such Purchaser is purchasing Securities hereunder:

3.1 Investment Purpose. The Purchaser is purchasing the Securities for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Securities or any arrangement or understanding with any other Persons regarding the sale or distribution of such Securities except in accordance with the provisions of Article 6 and except as would not result in a violation of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the provisions of Article 6 or pursuant to and in accordance with the Securities Act.

3.2 Information. As of the Initial Closing, the Purchaser has been furnished with all relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, and materials relating to the offer and sale of the Securities, that have been requested by the Purchaser, including, without limitation, the SEC Documents, the Purchaser has had the opportunity to review the SEC Documents, and the Purchaser has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained in the Agreement.

3.3 Acknowledgement of Risk.

(a) The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Securities; (ii) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Securities is extremely limited; (v) in the event of a disposition of the Securities, the Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the SEC Documents;

(b) The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities; and

(c) The Purchaser has, in connection with the Purchaser’s decision to purchase Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein and the information disclosed in the SEC Documents, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Securities, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted counsel to the Company.

3.4 Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

3.5 Transfer or Resale. The Purchaser understands that:

(a) the Securities have not been and are not being registered under the Securities Act (other than as contemplated in Article 6) or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act, as contemplated in Article 6 with respect to the Shares and, if applicable, the Warrant Shares; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Securities are sold or transferred pursuant to Rule 144;

(b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c) except as set forth in Article 6, neither the Company nor any other Person is under any obligation to register the resale of any of the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.6 Legends.

(a) The Purchaser understands the certificates or book entries representing the Securities will bear a restrictive legend in substantially the following form, in addition to any other legend required by applicable state securities laws or as may be appropriate to legend any restrictions on transfer set forth in this Agreement (and a stop-transfer order may be placed against transfer of the certificates or book entries for such Securities):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

(b) To the extent the resale of any issued Shares or Warrant Shares is registered under the Securities Act pursuant to an effective Registration Statement, the Company agrees to promptly (i) authorize the removal of the legend set forth in Section 3.6(a) and any other legend not required by applicable law from such Shares or Warrant Shares, (ii) cause the Transfer Agent to issue such Shares or Warrant Shares without such legends to the holders thereof by electronic delivery at the applicable balance account at the Depository Trust Company upon surrender of any stock certificates evidencing such Shares or Warrant Shares and (iii) if required by the Transfer Agent, cause its counsel to issue a legal opinion to effect the removal of any restrictive legends. The Company’s obligation to remove legends under this Section 3.6(b) may be conditioned upon the Purchaser providing such representations and documentation as the Company or its legal counsel deems reasonably necessary in connection with the removal of restrictive legends, provided that the Company agrees to notify the Purchaser of any such necessary representations or documentation as soon as reasonably practicable (which shall generally be within one Business Day following a request by a Purchaser). With respect to any Shares or Warrant Shares for which restrictive legends are removed pursuant to this Section 3.6(b), the holder thereof agrees to only sell such Shares or Warrant Shares when and as permitted by an effective Registration Statement covering such resale and in accordance with applicable securities laws and regulations, or in accordance with Rule 144.

(c) The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from any Shares or Warrant Shares issued to such Purchaser (i) following any sale, or certification by a Purchaser of the expected sale, of such Shares or Warrant Shares pursuant to Rule 144 or an effective Registration Statement, (ii) if such Shares or Warrant Shares are eligible for sale under Rule 144 following the expiration of the one-year holding requirement under subparagraphs (b)(1)(i) and (d) thereof and the Purchaser is not an affiliate of the Company, in each case, following receipt from the Purchaser of an appropriate certification to such effect, or (iii) following the request by the Purchaser to remove the legends from any Shares or Warrant Shares pursuant to Section 3.6(b) and the receipt from the Purchaser of such representations and documents required by Section 3.6(b). Following the time a legend is no longer required for the Shares or Warrant Shares under this Section 3.6(c), the Company will, no later than two Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a legended certificate representing such securities (if any) and appropriate certifications that the applicable requirements have been satisfied (the “Securities Delivery Date”), deliver or cause to be delivered to such Purchaser a certificate or evidence of book entry representing such securities that is free from all restrictive and other legends or, in the case of Shares or Warrant Shares, if requested by Purchaser, by crediting such Shares or Warrant Shares to the account of the Purchaser or its designee with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system (“DWAC Delivery”); if the Company fails for any reason to deliver Shares or Warrant Shares via DWAC Delivery (if the Company is then a participant in DWAC) to a Purchaser as required by this Section 3.6(c) (other than a failure caused by incorrect or incomplete information provided by Purchaser to the Company), and if after such Securities Delivery Date such Purchaser is required to or otherwise purchases (in an open market transaction or otherwise), shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the Shares or Warrant Shares which such Purchaser was entitled to receive relating to such Securities Delivery Date (a “Buy-In”), then the Company shall pay in cash to such Purchaser (in addition to any other remedies available to or elected by such Purchaser) the amount by which (x) such Purchaser’s total purchase price (including any brokerage commissions)

for the shares of Common Stock so purchased exceeds (y) the product of (1) the lesser of the (a) the number of shares of Common Stock so purchased and (b) the aggregate number of Shares or Warrant Shares that such Purchaser was entitled to receive for the Securities Delivery Date multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions). For example, if a Purchaser purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to Shares or Warrant Shares that were not delivered via DWAC Delivery by the Securities Delivery Date with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000, the Company shall be required to pay such Purchaser $1,000. The Purchaser shall provide the Company written notice, within three (3) Business Days after the occurrence of a Buy-In, indicating the amounts payable to such Purchaser in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Shares or Warrant Shares via DWAC Delivery as required pursuant to the terms hereof.

3.7 Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.8 Residency. Unless the Purchaser has otherwise notified the Company in writing, the Purchaser is a resident of the jurisdiction set forth below such Purchaser’s name on the signature pages hereto.

ARTICLE 4

COVENANTS

4.1 Reporting Status. The Common Stock is registered under Section 12 of the Exchange Act. During the Registration Period, the Company will timely file all documents with the SEC, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.2 Expenses. The Company and each Purchaser shall be liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses; provided that the Company shall pay the reasonable, documented (in reasonable detail) fees and expenses of Latham & Watkins LLP, counsel for certain Purchasers, in an amount not to exceed $75,000 in the aggregate.

4.3 Financial Information. The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with U.S. GAAP, consistently applied (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for reports on Form 10-Q), and will fairly present in all material respects the financial position of the Company and results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

4.4 Securities Laws Disclosure; Publicity. On or before the first Business Day following the date hereof, the Company shall issue, at or before 9:00 a.m. Eastern Time, one or more press releases describing the material pricing terms of the transactions contemplated by this Agreement and any other material, non-public information provided by the Company to any Purchaser. From and after the issuance of such a press release(s), the Company represents to the Purchasers that the Purchaser shall not be in possession of any material, non-public information received from the Company or any of its representatives or agents. In addition, the Company shall not, without the prior written consent of such Purchaser, disclose the name of any Purchaser or any of its Affiliates or investment advisers, or include the name of any Purchaser or any of its Affiliates or investment advisers (i) in any press release or marketing materials or (ii) in any filing with the SEC, Nasdaq or any other regulatory agency, except as required by applicable federal securities law or by Nasdaq (A) in connection with any Registration Statement (which shall be subject to review and comment of the Purchasers pursuant to the terms of this Agreement) and (B) to the extent such disclosure is required by rule, regulation or law (including in the Form 8-K to be filed by the Company within four Business Days of the date hereof), by request of the SEC’s staff or by Nasdaq regulations, in which case the Company shall provide the Purchasers with prior written notice of and an opportunity to review such disclosure permitted under this subclause (ii).

4.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel, in their respective capacities as such, with any information following the date of this Agreement that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser has consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company, provided that the Purchaser shall remain subject to applicable law.

4.6 Sales by Purchasers. Each Purchaser will sell any Shares and, if applicable, any Warrant Shares held by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Purchaser will make any sale, transfer or other disposition of the Shares or, if applicable, Warrant Shares in violation of federal or state securities laws.

4.7 Waiver of Registration Rights. Any Purchaser that has registration rights, or has one or more Affiliates who has registration rights, with respect to securities of the Company pursuant to an instrument other than this Agreement, hereby waives any and all such other registration rights (including related notice rights) with respect to any and all Registration Statements filed by the Company pursuant to this Agreement, and hereby confirms to the Company that this provision is effective to waive all such other registration rights.

4.8 Reservation of Common Stock. The Company shall reserve and keep available at all times during which the Pre-Funded Warrants remain exercisable, free of preemptive rights, a sufficient number of shares of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares.

ARTICLE 5

CONDITIONS TO CLOSING

5.1 Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Securities to each Purchaser at each Closing is subject to the waiver by the Company or fulfillment as of the applicable Closing Date of the following conditions:

(a) Receipt of Funds. The Company shall have received immediately available funds in the full amount of the aggregate purchase price of the Securities being purchased by such Purchaser at such Closing pursuant to the provisions of this Agreement.

(b) Representations and Warranties. The representations and warranties made by such Purchaser in Article 3 shall be true and correct in all material respects as of the applicable Closing Date, except for such representations and warranties that are qualified by materiality, in which case they shall be true and correct in all respects as of the applicable Closing Date.

(c) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the applicable Closing Date shall have been performed or complied with in all material respects.

(d) Nasdaq LAS. No objection shall have been raised by Nasdaq to the consummation of the transactions contemplated by this Agreement.

(e) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the applicable Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(f) No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

5.2 Conditions to Purchasers’ Obligations. Each Purchaser’s obligation to complete the purchase and sale of the Securities is subject to the waiver by such Purchaser or fulfillment as of the applicable Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects as of the applicable Closing Date, except for such representations and warranties that are qualified by materiality or by Material Adverse Effect, in which case they shall be true and correct in all respects as of the applicable Closing Date.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the applicable Closing Date shall have been performed or complied with in all material respects.

(c) Nasdaq LAS. The Company shall have submitted a Nasdaq Notification Form: Listing of Additional Shares for the listing of the estimated number of shares of Common Stock issuable pursuant to this Agreement, with no objection raised by Nasdaq to the consummation of the transactions contemplated by this Agreement.

(d) No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

(e) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect, or any development that would reasonably be expected to result in a Material Adverse Effect, as of the applicable Closing.

(f) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the applicable Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(g) No Trading Restrictions. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Shares, other than temporary stop orders that may be imposed by Nasdaq.

(h) Opinion. At each Closing, the Purchasers shall have received an opinion of Cooley LLP, counsel for the Company, dated as of the applicable Closing Date, in a form reasonably satisfactory to the Purchasers.

(i) Secretary’s Certificate. At each Closing, the Purchasers shall have received a certificate signed by the Secretary of the Company, certifying, among other things, the resolutions of the Board of Directors of the Company or a duly authorized committee thereof approving this Agreement and all of the transactions contemplated hereunder.

(j) Compliance Certificate. At each Closing, the Purchasers shall have received a certificate signed by the President and Chief Executive Officer of the Company certifying to the fulfillment of the conditions set forth in Section 5.2(a), (b) and (e).

(k) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Securities.

(l) Receipt of Funds. At the Initial Closing, the Company shall have received immediately available funds in the full amount of all of the Shares being purchased at the Initial Closing hereunder as set forth opposite each Purchaser’s name on Exhibit A hereto under the heading “Initial Closing Aggregate Purchase Price.”

ARTICLE 6

REGISTRATION RIGHTS

6.1 As soon as reasonably practicable, but in no event later than 30 days after each Closing Date (the “Filing Deadline”), the Company shall file a registration statement covering the resale of the Registrable Securities issued in the applicable Closing (or with respect to any Warrant Shares, issuable pursuant to any Pre-Funded Warrants issued in the Milestone Closing or any Investor Call Closing) with the SEC for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders of a majority of such Registrable Securities may reasonably specify (each, an “Initial Registration Statement”); provided, however, that, with respect to the Filing Deadline applicable to the Initial Registration Statement to be filed following the Milestone Closing Date or any Investor Call Closing, if applicable, if the Company’s financial statements as of and for the quarter ended September 30, 2025 are stale on the 30th day following the Milestone Closing Date or the Investor Call Closing, then the Filing Deadline for such Initial Registration Statement shall be extended until the fifth Business Day following the date the Company files its Annual Report on Form 10-K for the year ended December 31, 2025 with the SEC. Each Initial Registration Statement shall be on Form S-3 (except if the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1) and the Company shall have the Initial Registration Statement declared effective, and effect any other qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as possible after the filing thereof, but in any event prior to the date which is five Business Days after the receipt of a notification of “no review” by the SEC or, in the event of a “review” by the SEC, the earlier of five Business Days after clearing all SEC comments or 75 days after the Filing Deadline. For purposes of clarification, any failure by the Company to file the applicable Initial Registration Statement by the applicable Filing Deadline or to cause such

Initial Registration Statement to become effective within such five Business Days after the notification of “no review” or after clearing all SEC comments or 75 days after the Filing Deadline, as applicable, in the event of a “review” by the SEC, as applicable, shall not otherwise relieve the Company of its obligations to file or effect the applicable Initial Registration Statement as set forth above in this Section 6.1. In the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof, (ii) use its best efforts to file amendments to the applicable Initial Registration Statement as required by the SEC and/or (iii) withdraw the applicable Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, Form S-1; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its best efforts to advocate with the SEC for the registration of all of the Registrable Securities. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use its best efforts to file with the SEC, within 30 days following the date allowed by the SEC, one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, Form S-1, to register for resale those Registrable Securities that were not registered for resale on the applicable Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”). If the SEC limits the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), any required cutback of Registrable Securities (such Registrable Securities so cut back, the “Cut Back Securities”) shall be applied to the Purchasers pro rata in accordance with the number of such Registrable Securities sought to be included in such Registration Statement by reference to the amount of Registrable Securities set forth opposite such Purchaser’s name on Exhibit A (and in the case of a subsequent transfer, the initial Purchaser’s transferee) relative to the aggregate amount of all Registrable Securities. In no event shall any Purchaser be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, that if the SEC requests that a Purchaser be identified as a statutory underwriter in the Registration Statement, such Purchaser will have an opportunity to withdraw from the Registration Statement.

6.2 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.1 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

6.3 The Company further agrees that, in the event that (i) the applicable Initial Registration Statement has not been filed with the SEC within the applicable Filing Deadline, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, has not been declared effective by the SEC within the applicable time period set forth in Section 6.1 above, or (iii) after such Registration Statement is declared effective by the SEC, is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, other than, in each case, within the time period(s) permitted by Section 6.7(b) (each such event referred to in clauses (i), (ii) and (iii), a “Registration Default”), the Company shall pay to each Purchaser 0.5% of the aggregate purchase price paid to the Company by such Purchaser for such Registrable Securities that such Purchaser continues to own during the Registration Default for each 30-day period (a “Penalty Period”) (provided the payment amount shall increase by 0.5% of the aggregate purchase price paid to the Company by such Purchaser for such Registrable Securities that such Purchaser continues to own during the Registration Default for each subsequent 30-day period following the initial 30-day period), or pro rata for any portion thereof, during which the Registration Default remains uncured; provided, however, that if a Purchaser fails to provide the Company with any information that is required to be provided in such Registration Statement with respect to such Purchaser as set forth herein, then the commencement of the Penalty Period described above shall be extended until two Business Days following the date of receipt by the Company of such required information; provided, further, that the commencement of the Penalty Period described above shall be extended on a day-for-day basis for so long as the SEC is closed for operations due to a government shutdown; and provided, further, that in no event shall the Company be required hereunder to pay to any Purchaser pursuant to this Agreement more than 3.0% of the aggregate purchase price paid to the Company by such Purchaser for such Registrable Securities that such Purchaser continues to own during such Registration Default in any Penalty Period and in no event shall the Company be required hereunder to pay to any Purchaser pursuant to this Agreement an aggregate amount that exceeds 6.0% of the aggregate purchase price paid to the Company by such Purchaser for such Registrable Securities that such Purchaser continues to own during such Registration Default. The Company shall deliver said cash payment to the Purchaser by the fifth Business Day after the end of such Penalty Period. Notwithstanding any other provision of this Section 6.3, no Registration Default as to the Cut Back Securities shall be deemed to have occurred until the date that is 30 days following the date on which the SEC permits the Cut Back Securities to be registered, and the payment of any penalty pursuant to this Section 6.3 shall be calculated to apply only to the percentage of Registrable Securities which are permitted by the SEC to be registered within the timeframes provided for in this Agreement.

6.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its best efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to a Holder, and to keep the applicable Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) the third anniversary of the applicable Closing Date and (ii) the date the Shares and Warrant Shares registered thereunder no longer constitute Registrable Securities. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”

(b) advise the Holders within two Business Days:

(i) when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(c) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d) prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by any such Registration Statement;

(e) upon the occurrence of any event contemplated by Section 6.4(b)(v) above, except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, the Company shall use its best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required or permitted document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;

(g) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed;

(h) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144;

(i) permit counsel for the Purchasers to review any Registration Statement and all amendments and supplements thereto (other than supplements to a Registration Statement on Form S-1 solely for the purpose of incorporating other filings with the SEC into such Registration Statement and other than an amendment to a Registration Statement on Form S-1 for the purpose of converting such Registration Statement into a Registration Statement on Form S-3), within five Business Days prior to the filing thereof with the SEC; provided that each Purchaser shall have an opportunity to review all disclosures in which it is named prior to filing; and

(j) permit each Purchaser to review the information contemplated to be included in the Selling Stockholder’s section of any Registration Statement relating to such Purchaser within two Business Days prior to the filing thereof with the SEC.

6.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.1 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

6.6

(a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder and each Person controlling such Holder upon demand, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use in any Registration Statement, prospectus, amendment or supplement; provided further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of such Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities.

(b) Each Holder will severally, and not jointly, indemnify and hold harmless the Company, each of its directors and officers, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each Person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use in any Registration Statement, prospectus, amendment or supplement. Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount actually received by the Holder from the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligations.

(c) Each party entitled to indemnification under this Section 6.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld, conditioned or delayed). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which (a) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, (b) imposes liability or obligation on such Indemnified Party or (c) includes a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnified Party.

(d) If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.7

(a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement and prospectus contemplated by Section 6.1 until its receipt of copies of the supplemented or amended prospectus from the Company (including through EDGAR).

(b) Each Holder shall suspend, upon written notice from the Company, any disposition of Registrable Securities pursuant to any Registration Statement and prospectus contemplated by Section 6.1 during no more 45 consecutive days and no more than 75 days in any period of 365 days to the extent that the Board of Directors of the Company determines in good faith, upon advice of legal counsel, that the sale of Registrable Securities under any such Registration Statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act.

(c) As a condition to the inclusion of its Registrable Securities in a Registration Statement, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing, including completing a Registration Statement Questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Article 6.

(d) Each Holder hereby covenants with the Company that it shall comply with the prospectus delivery requirements under the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement filed by the Company pursuant to this Agreement.

(e) At the end of the Registration Period the Holders shall discontinue sales of any Shares or Warrant Shares pursuant to any Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Shares or Warrant Shares covered by any such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of Shares or Warrant Shares registered which remain unsold immediately upon receipt of such notice from the Company.

6.8 With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

6.9 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.1 may be assigned by a Holder in connection with a transfer by such Holder of all or a portion of its Registrable Securities to an Affiliate of Holder, provided, however, that such transfer must be made at least five Business Days prior to the Filing Deadline or such earlier date as the Company notifies the Holders it intends to file the applicable Registration Statement and that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company at least five Business Days prior to the Filing Deadline or such earlier date as the Company notifies the Holders it intends to file the applicable Registration Statement; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 6.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

6.10 The rights of any Holder under any provision of this Article 6 may be waived by such Holder as to itself (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by such Holder.

ARTICLE 7

DEFINITIONS

7.1 “Agreement” has the meaning set forth in the preamble.

7.2 “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

7.3 “Anti-Corruption Laws” has the meaning set forth in Section 2.24.

7.4 “Attribution Parties” means, with respect to any Person, such Person’s Affiliates and any other Person whose beneficial ownership of Common Stock would be aggregated with such Person’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the SEC, including any “group” of which such Person is a member.

7.5 “Beneficial Ownership Limitation” has the meaning set forth in Section 1.2(a)

7.6 “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

7.7 “Buy-In” has the meaning set forth in Section 3.6(c).

7.8 “Closing” shall mean the Initial Closing, the Milestone Closing or an Investor Call Closing, as applicable.

7.9 “Closing Date” has the meaning set forth in Section 1.2(c).

7.10 “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

7.11 “Company” has the meaning set forth in the preamble.

7.12 “Company Stock Plans” has the meaning set forth in Section 2.34.

7.13 “Cut Back Securities” has the meaning set forth in Section 6.1.

7.14 “DWAC” has the meaning set forth in Section 3.6(c).

7.15 “DWAC Delivery” has the meaning set forth in Section 3.6(c).

7.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

7.17 “Export and Import Laws” has the meaning set forth in Section 2.29.

7.18 “FDA” means the United States Food and Drug Administration.

7.19 “Filing Deadline” has the meaning set forth in Section 6.1.

7.20 “Financing” has the meaning set forth in Section 8.14.

7.21 “FINRA” has the meaning set forth in Section 2.7.

7.22 “Holders” means any Purchaser holding Registrable Securities or any Person to whom the rights under Article 6 have been transferred in accordance with Section 6.9 hereof.

7.23 “Indemnified Party” has the meaning set forth in Section 6.6(c).

7.24 “Indemnifying Party” has the meaning set forth in Section 6.6(c).

7.25 “Initial Closing” has the meaning set forth in Section 1.1(a).

7.26 “Initial Closing Date” has the meaning set forth in Section 1.1(c).

7.27 “Initial Registration Statement” has the meaning set forth in Section 6.1.

7.28 “Intellectual Property” has the meaning set forth in Section 2.13.

7.29 “Investor Call Right” has the meaning set forth in Section 1.3(a).

7.30 “Investor Call Right Closing Notice” has the meaning set forth in Section 1.3(a).

7.31 “Investor Call Closing” has the meaning set forth in Section 1.3(a).

7.32 “Investor Call Overage Number” has the meaning set forth in Section 1.3(a).

7.33 “Investor Call Closing Securities” has the meaning set forth in Section 1.3(a).

7.34 “Investor Call Closing Date” has the meaning set forth in Section 1.3(c).

7.35 “IT Systems” has the meaning set forth in Section 2.31.

7.36 “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets or condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement.

7.37 “Milestone Closing” has the meaning set forth in Section 1.2(a).

7.38 “Milestone Closing Date” has the meaning set forth in Section 1.2(c).

7.39 “Milestone Closing Notice Date” has the meaning set forth in Section 1.2(a).

7.40 “Milestone Closing Purchase Price” means $25.61 (subject to appropriate, proportional adjustment for any stock splits or combinations of the Common Stock occurring after the date of this Agreement); provided that if the Company’s closing price on Nasdaq on the Business Day immediately prior to the Milestone Closing Date is less than $10.41 (subject to appropriate, proportional adjustment for any stock splits or combinations of the Common Stock occurring after the date of this Agreement), the Milestone Closing Purchase Price shall be $10.41 (subject to appropriate, proportional adjustment for any stock splits or combinations of the Common Stock occurring after the date of this Agreement).

7.41 “Milestone Closing Put Right” has the meaning set forth in Section 1.2(a).

7.42 “Milestone Closing Put Right Notice” has the meaning set forth in Section 1.2(a).

7.43 “Milestone Event” has the meaning set forth in Exhibit C hereto.

7.44 “Milestone Event Notice” has the meaning set forth in Section 1.2(a).

7.45 “Milestone Overage Number” has the meaning set forth in Section 1.2(a).

7.46 “Milestone Securities” has the meaning set forth in Section 1.2(a).

7.47 “Money Laundering Laws” has the meaning set forth in Section 2.25.

7.48 “Nasdaq” means The Nasdaq Stock Market LLC.

7.49 “New Registration Statement” has the meaning set forth in Section 6.1.

7.50 “OFAC” has the meaning set forth in Section 2.26.

7.51 “Penalty Period” has the meaning set forth in Section 6.3.

7.52 “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

7.53 “Personal Data” has the meaning set forth in Section 2.30.

7.54 “Policies” has the meaning set forth in Section 2.30.

7.55 “Pre-Funded Warrants” has the meaning set forth in Section 1.2(a).

7.56 “Privacy Laws” has the meaning set forth in Section 2.30.

7.57 “Purchasers” has the meaning set forth in the preamble.

7.58 The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

7.59 “Registrable Securities” means (i) the Shares and (ii) the Warrant Shares; provided, however, that Shares and Warrant Shares shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, and (C) are held by a Holder or a permitted Affiliate transferee pursuant to Section 6.9.

7.60 “Registration Default” has the meaning set forth in Section 6.3.

7.61 “Registration Expenses” means all expenses incurred by the Company in complying with Section 6.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

7.62 “Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation any Initial Registration Statement, any New Registration Statement and any Remainder Registration Statements) and amendments and supplements to such Registration Statements, including post-effective amendments.

7.63 “Registration Period” has the meaning set forth in Section 6.4(a).

7.64 “Remainder Registration Statement” has the meaning set forth in Section 6.1.

7.65 “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

7.66 “Rule 415” means Rule 415 promulgated under the Securities Act, or any successor rule.

7.67 “Sanctions” has the meaning set forth in Section 2.26.

7.68 “Sanctioned Jurisdiction” has the meaning set forth in Section 2.26.

7.69 “SEC” means the United States Securities and Exchange Commission.

7.70 “SEC Documents” has the meaning set forth in Section 2.1.

7.71 “Securities” has the meaning set forth in Section 2.3.

7.72 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

7.73 “Securities Delivery Date” has the meaning set forth in Section 3.6(c).

7.74 “Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

7.75 “Shares” has the meaning set forth in Section 1.1(a).

7.76 “Specified Courts” has the meaning set forth in Section 8.1.

7.77 “Stock Options” has the meaning set forth in Section 2.34.

7.78 “Trading Day” means a day on which the principal Trading Market is open for trading.

7.79 “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, Nasdaq, or the New York Stock Exchange (or any successors to any of the foregoing).

7.80 “Transfer Agent” means Equiniti Trust Company, LLC, or any successor transfer agent of the Company.

7.81 “Warrant Shares” has the meaning set forth in Section 2.3.

ARTICLE 8

GOVERNING LAW; MISCELLANEOUS

8.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws (whether of the State of New York or any other jurisdiction) which would result in the application of the laws of any other jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the federal courts sitting in the Borough of Manhattan in the City of New York, New York, or, to the extent no such court has subject matter jurisdiction, the state courts sitting in the Borough of Manhattan in the City of New York, New York (collectively, the “Specified Courts”). Each party hereby irrevocably submits to the exclusive jurisdiction of the Specified Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION,

INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement may also be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com).

8.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

8.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

8.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, following the Initial Closing by the Company and Purchasers which in the aggregate purchased at least a majority in interest of the Registrable Securities hereunder (excluding any Purchaser that has already purchased its Investor Call Closing Securities at an Investor Call Closing), and prior to the Closing, the Company and each Purchaser, and, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment or modification disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 8.5 shall be binding upon such party, including with respect to any Shares purchased under this Agreement at the time outstanding and held by such party (including securities into which such Shares are convertible and for which such Shares are exercisable) and each future holder of all such securities. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. The failure of any party at any time to require another party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. No consideration (including any modification of this Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

8.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by email or facsimile if sent during normal business hours of the recipient, and if sent at a time other than during normal business hours of the recipient, then on the next Business Day (provided, with respect to notices sent by email so long as such sent email is kept on file by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient), (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company: Lyell Immunopharma, Inc.

201 Haskins Way

South San Francisco, CA 94080

Attn: General Counsel

Email: legal@lyell.com

With a copy to: Cooley LLP

10265 Science Center Drive

San Diego, CA 92121

Attn: Asa M. Henin

Email: ahenin@cooley.com

If to a Purchaser: To the address or email set forth immediately below such Purchaser’s name on the signature pages hereto. Each party will provide prompt written notice to the other parties of any change in its address or email.

8.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, and no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except (i) as permitted in accordance with Section 6.9 hereof, and (ii) a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate in a transaction complying with applicable securities laws without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Purchasers.

8.8 Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.10 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.11 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

8.12 Survival of Representations and Warranties. Subject to applicable statute of limitations, all representations and warranties made by the Company and the Purchasers herein shall survive each Closing.

8.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms of this Agreement for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers. Notwithstanding anything to the contrary in the foregoing, each of the Purchasers has been advised, and is being advised by this Agreement, to consult with an attorney before executing this Agreement, and each Purchaser has consulted (or had an opportunity to consult) with counsel of such Purchaser’s choice concerning the terms and conditions of this Agreement for a reasonable period of time prior to the execution hereof and thereof.

8.14 Waiver of Conflicts. Each Purchaser acknowledges that Cooley LLP, outside corporate and securities counsel to the Company, may have in the past performed and may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Purchasers or their Affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley LLP inform the Purchasers hereunder of this representation and obtain their consent. Cooley LLP has served as outside corporate and securities counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. Each Purchaser hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the Financing, Cooley LLP has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley LLP’s representation of the Company in the Financing.

8.15 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Initial Closing has not been consummated within ten calendar days from the date of this Agreement through no fault of such Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties), and, upon such termination pursuant to this Section 8.15, any purchase price wired to the Company by a Purchaser shall be promptly returned to the Purchaser, but in no event later than the first Trading Day following such termination.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

LYELL IMMUNOPHARMA, INC.

By:	/s/ Charles Newton
Name:	Charles Newton
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

Purchaser:

By:

Name:

Title:

Address:

Email: